Exhibit 99.1
Dex Media, Inc. Reports Solid Second Quarter 2005 Results;
Reports Publication Sales* for First Time
Reports EPS of $0.12 and Second Consecutive Quarter of Positive Net Income
•	Publication sales* increases by 2.1 percent in first half of 2005

•	Recognized revenue grows 0.4 percent in second quarter; revenue growth was 1.0 percent excluding Qwest advertising revenue and direct marketing products

•	EBITDA margin, as adjusted* is 56.8 percent for the quarter on EBITDA, as adjusted*[1] of $235 million; net income rises to $19 million

•	Operating cash flow is $115 million and adjusted free cash flow* is $109 million for the quarter; free cash flow* of $505 — $525 million projected for full year

•	New products continue to exceed expectations; Dex Plus™ expands to 32 markets; Dex Web ClicksTM package sales accelerate
DENVER — August 4, 2005 — Dex Media, Inc. (NYSE: DEX) today announced its consolidated results for the quarter ended June 30, 2005. Dex Media, Inc. (“Dex Media”) reported second quarter net income of $18.8 million, or basic and diluted net income of $0.12 per share. For the second quarter, the company reported EBITDA (earnings before interest, taxes, depreciation and amortization), as adjusted* of $234.7 million; an EBITDA, as adjusted* margin of 56.8 percent; cash provided by operating activities of $115.4 million; and adjusted free cash flow* of $108.8 million, which was used to pay down $91.4 million in aggregate bank debt, net of borrowings on the revolving credit facilities.
For the first time, Dex Media disclosed publication sales* for the quarter and six months ended June 30, 2005. Publication sales* was $457.1 million for the quarter and $909.3 million year-to-date, a 2.1 percent increase over the first half of 2004. For the three months and six months ended June 30, 2005, Dex Media reported GAAP revenue of $413.5 million and $825.2 million, respectively.
Publication sales* represents the total billable value of advertising in directories that were published during the period and all other revenue, including Internet products, sold during the period. Dex Media intends to disclose publication sales* in its earnings releases going forward.
“We are very pleased with the momentum we are building in several areas of the business,” said George Burnett, Dex Media’s president and CEO. “Our results reflect our ability to compete aggressively, invest for growth and further optimize operations. During the quarter, we invested over $7 million to launch Dex Plus and Dex Web Clicks, and continued to implement our Internet distribution agreements. We expect these investments to contribute to strengthening sales growth in the second half of the year while we continue to generate strong free cash flow and leading EBITDA margins.

*	Denotes a non-GAAP measure. See schedules 1, 8 & 9 for a reconciliation of GAAP to non-GAAP measures.

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“We believe that disclosing publication sales addresses the needs of our shareholders, who have asked for greater visibility into our current sales performance,” noted Burnett. “With this information, investors will be better equipped to evaluate our current results, gain insight into future performance and make meaningful industry comparisons.”
Consolidated GAAP Results
Second Quarter Consolidated GAAP Results
For the quarter ended June 30, 2005, Dex Media reported $413.5 million in revenue, compared to $396.7 million for the second quarter of 2004. Dex Media also reported $135.3 million and $111.2 million in operating income for the second quarter of 2005 and 2004, respectively. Net income was $18.8 million for the three months ended June 30, 2005, compared to a net loss of $4.1 million for the second quarter of 2004. For the quarter ended June 30, 2005, basic and diluted earnings per share was $0.12, compared to basic and diluted loss per share of $0.04 for the comparable period last year. Dex Media generated cash from operating activities of $115.4 million in the second quarter of 2005, compared to $121.5 million in the second quarter of 2004. In the second quarter of 2005, cash from operating activities was used to pay down aggregate bank debt of $91.4 million, net of borrowings on the revolving credit facilities.
For each of the three months ended June 30, 2005 and 2004, Dex Media reported $7.4 million in depreciation and amortization expense. Amortization of intangibles for the three months ended June 30, 2005 and 2004 was $86.4 million and $103.1 million, respectively, related to the identifiable intangible assets such as customer relationships, non-compete/publishing agreements and the Dex trademark. The decrease in amortization of intangibles was the result of a declining method used to amortize the value of the acquired accounts in proportion with their estimated retention lives.
Dex Media reported interest expense of $106.8 million and $118.0 million for the three months ended June 30, 2005 and 2004, respectively. For the three months ended June 30, 2005, interest expense included $10.1 million of amortization of deferred financing costs and $11.9 million of accretion on discount notes. Interest expense for the three months ended June 30, 2004 included $11.3 million of amortization of deferred financing costs and $10.9 million of accretion on discount notes.
Consolidated Results, Including Adjustments and Non-GAAP Measures
The following non-GAAP measures are presented by Dex Media:
o	EBITDA*, EBITDA as adjusted*, free cash flow* and adjusted free cash flow*.

o	Adjustments to exclude the effects of purchase accounting. Dex Media’s revenue and related cost of revenue for the 12 months following the acquisition of its wholly-owned subsidiary, Dex Media West LLC, in September 2003, were lower than they otherwise would have been due to the effects of recording the acquisition in accordance with the purchase method of accounting. During the second quarter of 2004, revenue and cost of revenue were lower than they would have been by $15.4 million and $3.3 million, respectively, due to purchase accounting. There was no impact on revenue and related cost of revenue in the

Page 3 of 19	DEX MEDIA SECOND QUARTER 2005 RESULTS
second quarter of 2005 related to purchase accounting. Unless otherwise noted, the following “consolidated results, as adjusted” and non-GAAP measures have been adjusted to exclude the effects of purchase accounting.
o	Disclosure of publication sales*, which is the total billable value of advertising in directories that were published during the period, together with all other revenue, including Internet products, sold during the period.
Dex Media does not intend for the non-GAAP information to be considered in isolation from or as a substitute for GAAP measures. See Schedule 1 for a description of why the presentation of such non-GAAP financial measures provides useful information to investors regarding Dex Media’s financial condition and results of operations.
Second Quarter Consolidated Results, As Adjusted
Publication sales* for the second quarter was $457.1 million, compared to $449.8 million for the comparable period in 2004, an increase of 1.6 percent.
For the three months ended June 30, 2005, Dex Media reported total revenue of $413.5 million, compared to $412.1 million in the second quarter of 2004, a 0.4 percent increase. Excluding the effects of changes in Qwest advertising revenue and direct marketing revenue, total revenue growth for the second quarter of 2005 was 1.0 percent.
Local directory services revenue was essentially flat for the quarter ended June 30, 2005. Dex Media reported $339.2 million in local directory services revenue compared to $339.9 million in the second quarter of 2004.
Revenue from national advertisers in second quarter of 2005 was $58.2 million, compared to $57.2 million in the second quarter of 2004, a 1.7 percent increase. The increase in national directory services in the second quarter of 2005 represents the third consecutive quarter of revenue growth, reversing the negative trend that began in 2003.
Qwest advertising revenue in the second quarter was $4.3 million, compared to $6.2 million for the same period in 2004. The decrease of $1.9 million is a result of the timing of purchases under the Advertising Commitment Agreement between Dex Media and Qwest, which obligates Qwest to purchase $20.0 million in advertising annually. Under that agreement, Qwest places advertising in specific markets at its discretion, and revenue is recognized in accordance with the timing of that placement. However, the terms of the agreement require Qwest to remit cash monthly equal to one-twelfth of the $20.0 million annual obligation.
For the three months ended June 30, 2005, Dex Media reported other revenue of $11.9 million, compared to $8.7 million for the same period in 2004, a 35.9 percent increase. The increase is driven by an increase in Internet revenue, and was partially offset by the impact of discontinuing certain direct marketing products in 2004.
Gross margin in the second quarter of 2005 was 69.8 percent, compared to an adjusted gross margin of 69.5 percent in the second quarter of 2004.
General and administrative expense, including bad debt expense, was $59.6 million for the quarter, compared to $52.8 million for the same period in 2004. The increase of $6.8 million was attributable primarily to net severance costs of $4.0 million related to the planned workforce reduction, contracting and professional fees related to on-going support costs for the new production system and bad debt expense. Bad debt expense represented 3.0 percent of

Page 4 of 19	DEX MEDIA SECOND QUARTER 2005 RESULTS
revenue for the second quarter of 2005, compared to 2.6 percent for the same period last year.
EBITDA, as adjusted* was $234.7 million in the second quarter of 2005, resulting in an EBITDA, as adjusted* margin of 56.8 percent, compared to EBITDA, as adjusted* and an EBITDA, as adjusted* margin of $234.9 million and 57.0 percent, respectively, in the second quarter of 2004.
Free Cash Flow* and Debt
Dex Media defines free cash flow* as cash provided by operating activities less capital expenditures.
For the quarter ended June 30, 2005, Dex Media reported cash provided by operating activities of $115.4 million compared to $121.5 million in the same period in 2004. Capital expenditures were $7.4 million for the second quarter of 2005, compared to $12.1 million for the second quarter of 2004. Adjusted free cash flow* of $108.8 million for the second quarter of 2005 compares to adjusted free cash flow* of $110.4 million in the second quarter of 2004. For the six-month period ended June 30, 2005, adjusted free cash flow* was $246.1 million compared to $213.8 million for the same period in 2004, a 15.1% increase.
During the second quarter of 2005, Dex Media’s cash provided by operating activities was primarily used to pay down aggregate bank debt by $91.4 million, net of borrowings on the revolving credit facilities. Debt pay down, net of borrowings on the revolving credit facilities, in the first half of 2005 was $222.1 million, compared to $219.0 million in the first half of 2004. At June 30, 2005, Dex Media had total debt (in millions) of:

Bank Credit Facilities	$2,124.6
Bank Revolving Credit Facilities	96.5
Notes Outstanding	3,307.7

$5,528.8

At June 30, 2005, after considering the outstanding derivatives, the fixed rate portion of Dex Media’s total debt was 68 percent. The total leverage ratio2, as defined in Dex Media’s credit facilities, was 6.0x at June 30, 2005. Dex Media’s average interest rate, based on its weighted average cost of debt at June 30, 2005, was 7.4 percent. Cash interest of $104.7 million was paid during the second quarter.
2005 Guidance
“This is our first quarter of disclosing publication sales data,” said Bob Neumeister, Dex Media’s executive vice president and CFO. “We believe this new level of disclosure will provide greater transparency to the investment community while providing enhanced comparability with our industry peers.”
Updated guidance for the full year 2005 is set forth below:
o	Free cash flow* is expected to be between $505 — $525 million. Quarterly variations are anticipated. The first and fourth quarters are expected to generate the greatest amount of free cash flow, with the fourth quarter being the strongest quarter.

Page 5 of 19	DEX MEDIA SECOND QUARTER 2005 RESULTS
o	Capital expenditures are expected to be approximately $40 million.

o	Debt pay down is expected to be in the range of $450 — $470 million.

o	Interest expense is expected to be in the range of $455 — $470 million.

o	Previous guidance, as provided on Dex Media’s May 4, 2005 earnings call, is reiterated with regard to revenue growth, EBITDA, as adjusted* margin, amortization of intangibles, book depreciation and amortization, cash interest, amortization of deferred financing costs, and accretion of discount notes. See Schedule 2 for all full year 2005 guidance.
Footnotes
1 EBITDA, as adjusted* is defined as EBITDA*, adjusted to exclude the effects of purchase accounting. EBITDA, as adjusted* margin is defined as EBITDA, as adjusted* divided by revenue, adjusted to exclude the effects of purchase accounting.
2 As defined by Dex Media’s credit facilities, total leverage ratio is the ratio of total indebtedness to adjusted consolidated EBITDA* for the period of four consecutive fiscal quarters. Total indebtedness is the aggregate principal amount of indebtedness that would be reflected on a balance sheet prepared in accordance with GAAP. Adjusted consolidated EBITDA* is EBITDA, as adjusted* and further adjusted for specific non-recurring and any significant non-cash items defined in the credit agreement. The presentation of total leverage at June 30, 2005, is not in accordance with GAAP. We have presented total leverage because we believe that such financial information is important to an investor’s understanding of Dex Media’s ability to service its debt.
Second Quarter Conference Call
A conference call will be held Thursday, August 4, 2005, at 11 a.m. Eastern Daylight Time. The domestic dial-in number is 866-253-6505 and the international number is 703-639-1207. The conference ID is 742183. Please call 10 minutes in advance to facilitate an on-time start. The call will be broadcast on Dex Media’s web site at www.dexmedia.com.
Please note: All statements made by Dex Media officers on this call are the property of Dex Media and subject to copyright protection. Recording of the call is prohibited without the express written consent of Dex Media.
About Dex Media, Inc.
Dex Media, Inc., is the leading provider of print directories and Internet-based local search in 14 Western and Midwestern states. As the official publisher for Qwest Communications International Inc., Dex published 44.5 million copies of 269 Yellow and White Pages directories in 2004. Dex’s Internet-based directory, DexOnline.com,TM has been the most used Internet Yellow Pages local search site in the Dex region for five consecutive quarters, with a share of the local search market that is more than the next two competitors combined.** In 2004, Dex Media generated revenue of approximately $1.65 billion, excluding the effects of purchase accounting related to the acquisition of Dex Media West LLC.

Page 6 of 19	DEX MEDIA SECOND QUARTER 2005 RESULTS
 * * According to market research firm comScore
Safe Harbor for Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “assumption” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, the statements made under the heading “2005 Guidance.” Regardless of any identifying phrases, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.
The following important factors, among others, could cause such a difference: (i) our substantial indebtedness, which could impair our ability to operate our business; (ii) the terms of our subsidiaries’ credit facilities, which may restrict Dex Media’s access to cash flow and its ability to pursue its business strategies; (iii) increased competitive pressure from other directory publishers or media companies; (iv) the loss of any of our key agreements with Qwest; (v) declining usage of printed yellow page directories; (vi) our inability to renew customer advertising contracts; (vii) risks related to the start-up of new print or Internet directories and media services; (viii) our practice of extending credit to small and medium-sized businesses; (ix) our dependence on third-party providers of printing, distribution and delivery services; (x) the impact of fluctuations in the price or availability of paper; (xi) our failure to successfully convert to the Amdocs software system; (xii) the impact of turnover among sales representatives or the loss of key personnel; (xiii) the occurrence of work stoppages; and (xiv) general economic, market or business conditions. These and other risks and uncertainties are described in detail in Dex Media’s Annual Report on Form 10-K for the year ended December 31, 2004, as well as our other periodic filings with the Securities and Exchange Commission. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and Dex Media undertakes no obligation to publicly revise or update such forward-looking statements to reflect events or circumstances that occur after the date of this press release or to reflect the occurrence of any unanticipated event.

Investor Contact:	Media Contact:

Brooke Martellaro	Pat Nichols
866-545-2900	303-784-1555
brooke.martellaro@dexmedia.com	pat.nichols@dexmedia.com
# # # #

Page 7 of 19	DEX MEDIA SECOND QUARTER 2005 RESULTS
Appendix: The following schedules have been provided for ease of reviewing consolidated selected financial data for Dex Media, Inc. and its wholly-owned subsidiaries, Dex Media East, LLC and Dex Media West, LLC. Non-GAAP measures presented in these tables have been reconciled within this press release to the most directly comparable GAAP measure.
Index of Schedules

Schedule 1:	Reconciliation of GAAP to Non-GAAP Measures for the three months ended June 30, 2005 and 2004 and the six months ended June 30, 2005 and 2004

Schedule 2:	Guidance for Full Year 2005

Schedule 3:	Selected Balance Sheet Data for the three months ended June 30, 2005 and the twelve months ended December 31, 2004

Schedule 4:	Selected Combining Statement of Operations Data for the three months ended June 30, 2005 and 2004

Schedule 5:	Selected Combining Statement of Operations Data for the six months ended June 30, 2005 and 2004

Schedule 6:	Selected Combining Cash Flow Data for the three months ended June 30, 2005 and 2004

Schedule 7:	Selected Combining Cash Flow Data for the six months ended June 30, 2005 and 2004

Schedule 8:	EBITDA* Reconciliation for the three months ended June 30, 2005 and 2004

Schedule 9:	EBITDA* Reconciliation for the six months ended June 30, 2005 and 2004

Schedule 10:	2004-2005 Revenue Break-down by Channel

Page 8 of 19	DEX MEDIA SECOND QUARTER 2005 RESULTS
Schedule 1
Dex Media, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
*Non-GAAP Financial Measures
In addition to disclosing financial results that are determined in accordance with GAAP, Dex Media also discloses certain non-GAAP measures. Management believes that presenting adjusted GAAP results and non-GAAP measures is important for investors to better understand Dex Media’s underlying operational and financial performance, to facilitate comparison of results between periods, to enable investors to better assess and understand Dex Media’s ability to meet debt service, make capital expenditures and meet its working capital requirements.
Dex Media discloses EBITDA, EBITDA, as adjusted, free cash flow, adjusted free cash flow and publication sales, all of which are non-GAAP measures.
The most directly comparable GAAP measure to EBITDA and EBITDA, as adjusted, is net income (loss). The following table presents a reconciliation of net income (loss) to EBITDA and EBITDA, as adjusted, for consolidated second quarter and YTD 2005 results compared to consolidated second quarter and YTD 2004 results (in millions). The following table also reflects adjustments to exclude the effects of purchase accounting.

Page 9 of 19	DEX MEDIA SECOND QUARTER 2005 RESULTS

	Second Quarter		Six Months
	Ended June 30,		Ended June 30,
	2005	2004	2005	2004
Net income (loss)	$18.8	$(4.1)	$33.9	$(14.6)
Income tax provision (benefit)	12.1	(2.3)	22.0	(9.0)
Interest expense — net	106.0	117.6	221.9	241.9
Depreciation & amortization	7.4	7.4	14.1	13.7
Amortization of intangibles	86.4	103.1	172.9	206.2

EBITDA*	230.7	221.7	464.8	438.2
Effects of purchase accounting:
Revenue	—	15.4	—	38.1
Cost of revenue	—	(3.3)	—	(9.7)

EBITDA*, adjusted to exclude the effects of purchase accounting	—	233.8	—	466.6

Other adjustments:
Advisory fees to Sponsors	—	1.0	—	2.0
Accrued severance costs	4.0	0.1	3.6	0.4

EBITDA, as adjusted*	$234.7	$234.9	$468.4	$469.0

Revenue	$413.5	$396.7	$825.2	$784.9
Effects of purchase accounting	—	15.4	—	38.1

Revenue, adjusted to exclude the effects of purchase accounting	$413.5	$412.1	$825.2	$823.0

EBITDA, as adjusted*, margin	56.8%	57.0%	56.8%	57.0%
The most directly comparable GAAP measure to free cash flow and adjusted free cash flow is cash provided by operating activities. The following table presents a reconciliation of cash provided by operating activities to free cash flow and adjusted free cash flow for second quarter and YTD 2005 results compared to consolidated second quarter and YTD 2004 results (in millions):

	Second Quarter		Six Months
	Ended June 30,		Ended June 30,
	2005	2004	2005	2004
Cash provided by operating activities	$115.4	$121.5	$260.1	$251.8
Capital expenditures	(7.4)	(12.1)	(16.6)	(39.4)

Free cash flow*	108.0	109.4	243.5	212.4
Adjustments:
Severance paid related to workforce reduction	0.8	1.0	2.6	1.4

Adjusted free cash flow*	$108.8	$110.4	$246.1	$213.8

Page 10 of 19	DEX MEDIA SECOND QUARTER 2005 RESULTS
Dex Media utilizes the deferral and amortization method of accounting, under which revenue and expenses are recognized over the lives of the directories published by the company. Publication sales, which is a non-GAAP financial measure for the company, represents the total billable value of advertising in directories that were published during the period, together with all other revenue, including Internet products, sold during the period. The most comparable GAAP financial measure to publication sales is revenue. Management believes that a comparison of publication sales from one period to another provides a meaningful indication of recent sales trends, taking into consideration the diversity of directories published and other products sold in each quarter that are not fully reflected by deferral and amortization accounting. Although publication sales is subsequently recognized as revenue over the lives of the respective directories, publication sales may not be directly indicative of the amount ultimately recognized as revenue under deferral and amortization, due to adjustments that may occur in subsequent reporting periods. Therefore, publication sales is not necessarily indicative of Dex Media’s future quarterly or annual revenue. Dex Media utilizes publication sales to set bonus targets and to monitor, assess and reward sales performance.
The following table presents a reconciliation of publication sales to total revenue for second quarter and YTD 2005 results compared to second quarter and YTD 2004 results (in millions):

	Second Quarter Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Publication sales	$456.7	$363.7	$909.3	$893.4
Adjustments for changes in directory publication dates	0.4	86.1	—	(3.2)

Publication sales, as adjusted	457.1	449.8	909.3	890.2

Less: Current period publication sales not recognized as revenue in current period due to the deferral method of accounting	(409.8)	(407.4)	(698.0)	(661.1)
Plus: Revenue recognized in the current period for publication sales from prior periods	335.9	354.3	583.9	555.8
Plus: Revenue recognized in the current period related to extension billings for changes in directory publication dates	30.3	—	30.0	—

Revenue	$413.5	$396.7	$825.2	$784.9

Page 11 of 19	DEX MEDIA SECOND QUARTER 2005 RESULTS
Schedule 2
Dex Media, Inc. and Subsidiaries
Full Year 2005 Guidance

Item	2005 Guidance
Revenue Growth	Growth rate consistent with 2004
Adjusted EBITDA* Margin	Margin consistent with 2004
Capital Expenditures	$40 million
Free Cash Flow*	$505 to $525 million
Debt Pay Down	$450 to $470 million
Amortization of Intangibles	$345 million
Depreciation & Amortization — Book	$30 to $35 million
Interest Expense	$455 to $470 million
Cash Interest Paid	$365 to $380 million
Amortization of Deferred Financing Costs	$35 to $40 million
Accretion of Notes	$50 million

Page 12 of 19	DEX MEDIA SECOND QUARTER 2005 RESULTS
Schedule 3
Dex Media, Inc. and Subsidiaries
Selected Balance Sheet Data

	As of
(Dollars in Millions)	June 30, 2005
	Dex Media		Dex Media		Dex Media, Inc.
	East		West		Consolidated
Total Current Assets	$223.9		$267.4		$465.7
Total Assets	2,504.4		4,151.8		6,691.9
Total Current Liabilities	315.5		353.2		687.4
Long-term Debt (including current portion)	1,660.1		2,799.1		5,528.8
Total Liabilities	1,862.6		3,084.8		6,002.2
Total Equity	641.8		1,067.0		689.7
Total Liabilities & Equity	2,504.4		4,151.8		6,691.9
Leverage Ratio	4.2	x	5.3	x	6.0	x

	As of
(Dollars in Millions)	December 31, 2004
	Dex Media		Dex Media		Dex Media, Inc.
	East		West		Consolidated
Total Current Assets	$204.9		$225.4		$431.2
Total Assets	2,600.5		4,224.8		6,878.0
Total Current Liabilities	271.7		286.8		577.3
Long-term Debt (including current portion)	1,760.5		2,920.8		5,727.4
Total Liabilities	1,966.9		3,165.7		6,197.5
Total Equity	633.6		1,059.1		680.5
Total Liabilities & Equity	2,600.5		4,224.8		6,878.0
Leverage Ratio	4.4	x	5.6	x	6.2	x

Page 13 of 19	DEX MEDIA SECOND QUARTER 2005 RESULTS
Schedule 4
Dex Media, Inc. and Subsidiaries
Selected Combining Statement of Operations Data
Quarter Ended

(Dollars in Millions)	June 30, 2005
			Dex Media,
			Inc.,
	Dex Media	Dex Media	Eliminations	Dex Media, Inc.
	East	West	& Other	Consolidated
Total Revenue	$178.2	$235.3	$—	$413.5
Cost of Revenue	54.1	70.8	—	124.9
General & Administrative — (including bad debt expense)	27.0	32.0	0.6	59.6
Depreciation & Amortization	2.9	4.4	0.1	7.4
Amortization of Intangibles	38.4	48.0	—	86.4
Total Operating Expenses	122.5	155.2	0.5	278.2
Interest Expense — gross	36.9	47.7	22.2	106.8
Net Income (Loss)	11.9	20.8	(13.9)	18.8

(Dollars in Millions)	June 30, 2004
			Dex Media,
			Inc.,
	Dex Media	Dex Media	Eliminations	Dex Media, Inc.
	East	West	& Other	Consolidated
Total Revenue	$179.8	$216.9	$—	$396.7
Total Revenue — excluding the effects of Purchase Accounting	179.8	232.3	—	412.1
Cost of Revenue	55.3	66.9	—	122.2
Cost of Revenue — excluding the effects of Purchase Accounting	55.3	70.2	—	125.5
General & Administrative — (including bad debt expense)	23.4	29.4	—	52.8
Depreciation & Amortization	3.1	4.3	—	7.4
Amortization of Intangibles	45.3	57.8	—	103.1
Total Operating Expenses	127.1	158.4	—	285.5
Interest Expense — gross	44.3	52.7	21.0	118.0
Net Income (Loss)	5.2	3.6	(12.9)	(4.1)

Page 14 of 19	DEX MEDIA SECOND QUARTER 2005 RESULTS
Schedule 5
Dex Media, Inc. and Subsidiaries
Selected Combining Statement of Operations Data
Six Months Ended

(Dollars in Millions)	June 30, 2005
			Dex Media,
			Inc.,
	Dex Media	Dex Media	Eliminations	Dex Media, Inc.
	East	West	& Other	Consolidated
Total Revenue	$359.4	$465.8	$—	$825.2
Cost of Revenue	107.8	140.5	—	248.3
General & Administrative — (including bad debt expense)	51.0	60.6	1.9	113.5
Depreciation & Amortization	5.7	8.5	(0.1)	14.1
Amortization of Intangibles	76.8	96.0	0.1	172.9
Total Operating Expenses	241.2	305.6	2.0	548.8
Interest Expense — gross	74.3	104.4	44.4	223.1
Net Income (Loss)	27.2	35.1	(28.4)	33.9

(Dollars in Millions)	June 30, 2004
			Dex Media,
			Inc.,
	Dex Media	Dex Media	Eliminations	Dex Media, Inc.
	East	West	& Other	Consolidated
Total Revenue	$360.6	$424.3	$—	$784.9
Total Revenue — excluding the effects of Purchase Accounting	360.6	462.4	—	823.0
Cost of Revenue	110.7	129.7	—	240.4
Cost of Revenue — excluding the effects of Purchase Accounting	110.7	139.4	—	250.1
General & Administrative — (including bad debt expense)	47.8	58.3	0.1	106.2
Depreciation & Amortization	5.6	8.1	—	13.7
Amortization of Intangibles	90.6	115.7	(0.1)	206.2
Total Operating Expenses	254.6	311.8	0.1	566.5
Interest Expense — gross	94.5	107.9	40.2	242.6
Net Income (Loss)	7.0	3.0	(24.6)	(14.6)

Page 15 of 19	DEX MEDIA SECOND QUARTER 2005 RESULTS
Schedule 6
Dex Media, Inc. and Subsidiaries
Selected Combining Cash Flow Data
Quarter Ended

(Dollars in Millions)	June 30, 2005
			Dex Media,
			Inc.,
	Dex Media	Dex Media	Eliminations	Dex Media, Inc.
	East	West	& Other	Consolidated
Net Income (Loss)	$11.9	$20.8	($13.9)	$18.8
Cash Interest Paid	56.2	28.5	20.0	104.7
Amortization of Deferred Financing Costs	4.2	5.5	0.4	10.1
Accretion of Notes	—	—	11.9	11.9
Cash Provided by (Used for) Operating Activities	43.4	92.4	(20.4)	115.4
Capital Expenditures	(3.0)	(4.4)	—	(7.4)
Cash Provided by (Used for) Investing Activities	(3.0)	(4.4)	—	(7.4)
Net Borrowings on Revolver	48.0	43.5	—	91.5
Debt Repayments	(72.6)	(110.2)	(0.1)	(182.9)
Cash Provided by (Used for) Financing Activities	(40.4)	(88.0)	20.2	(108.2)
Beginning Cash Balance	—	—	0.4	0.4
Ending Cash Balance	—	—	0.3	0.3

(Dollars in Millions)	June 30, 2004
			Dex Media,
			Inc.,
	Dex Media	Dex Media	Eliminations	Dex Media, Inc.
	East	West	& Other	Consolidated
Net Income (Loss)	$5.2	$3.6	($12.9)	($4.1)
Cash Interest Paid	68.4	24.1	20.5	113.0
Amortization of Deferred Financing Costs	45.3	6.2	(40.2)	11.3
Accretion of Notes	—	—	10.9	10.9
Cash Provided by (Used for) Operating Activities	50.7	87.8	(17.0)	121.5
Capital Expenditures	(6.8)	(5.3)	—	(12.1)
Cash Provided by (Used for) Investing Activities	(6.8)	(5.3)	—	(12.1)
Net Borrowings on Revolver	3.0	—	—	3.0
Debt Repayments	(39.0)	(78.0)	—	(117.0)
Cash Provided by (Used for) Financing Activities	(43.9)	(89.1)	12.0	(121.0)
Beginning Cash Balance	—	8.4	5.7	14.1
Ending Cash Balance	—	1.8	0.5	2.3

Page 16 of 19	DEX MEDIA SECOND QUARTER 2005 RESULTS
Schedule 7
Dex Media, Inc. and Subsidiaries
Selected Combining Cash Flow Data
Six Months Ended

(Dollars in Millions)	June 30, 2005
			Dex Media,
			Inc.,
	Dex Media	Dex Media	Eliminations	Dex Media, Inc.
	East	West	& Other	Consolidated
Net Income (Loss)	$27.2	$35.1	($28.4)	$33.9
Cash Interest Paid	66.0	94.2	20.0	180.2
Amortization of Deferred Financing Costs	9.0	10.7	0.9	20.6
Accretion of Notes	—	—	23.6	23.6
Cash Provided by (Used for) Operating Activities	130.0	151.3	(21.2)	260.1
Capital Expenditures	(7.8)	(8.7)	(0.1)	(16.6)
Cash Provided by (Used for) Investing Activities	(7.8)	(8.7)	(0.1)	(16.6)
Net Borrowings on Revolver	53.0	43.5	—	96.5
Debt Repayments	(153.4)	(165.2)	—	(318.6)
Cash Provided by (Used for) Financing Activities	(122.1)	(151.6)	21.2	(252.5)
Beginning Cash Balance	—	8.9	0.3	9.2
Ending Cash Balance	—	—	0.3	0.3

(Dollars in Millions)	June 30, 2004
			Dex Media,
			Inc.,
	Dex Media	Dex Media	Eliminations	Dex Media, Inc.
	East	West	& Other	Consolidated
Net Income (Loss)	$7.0	$3.0	($24.6)	($14.6)
Cash Interest Paid	82.8	100.9	20.5	204.2
Amortization of Deferred Financing Costs	15.7	13.1	0.8	29.6
Accretion of Notes	—	—	19.4	19.4
Cash Provided by (Used for) Operating Activities	134.7	134.2	(17.1)	251.8
Capital Expenditures	(18.4)	(21.0)	—	(39.4)
Cash Provided by (Used for) Investing Activities	(18.4)	(15.7)	—	(34.1)
Net Borrowings on Revolver	3.0	—	—	3.0
Debt Repayments	(114.0)	(108.0)	—	(222.0)
Cash Provided by (Used for) Financing Activities	(119.0)	(121.3)	17.7	(222.6)
Beginning Cash Balance	2.8	4.7	(0.1)	7.4
Ending Cash Balance	—	1.8	0.7	2.5

Page 17 of 19	DEX MEDIA SECOND QUARTER 2005 RESULTS
Schedule 8
Dex Media, Inc. and Subsidiaries
EBITDA* Reconciliation
Quarter Ended

(Dollars in Millions)	June 30, 2005
			Dex Media,
			Inc.,
	Dex Media	Dex Media	Eliminations	Dex Media, Inc.
	East	West	& Other	Consolidated
Net income (loss)	$11.9	$20.8	($13.9)	$18.8
Income tax provision (benefit)	7.7	13.3	(8.9)	12.1
Interest expense — net	36.5	47.2	22.3	106.0
Depreciation & amortization	2.9	4.4	0.1	7.4
Amortization of intangibles	38.4	48.0	—	86.4

EBITDA*	97.4	133.7	(0.4)	230.7
Other adjustments:
Advisory fees to Sponsors	—	—	—	—
Accrued severance costs	1.8	2.2	—	4.0

EBITDA, as adjusted*	99.2	135.9	(0.4)	234.7

Revenue	$178.2	$235.3	$—	$413.5

EBITDA*, margin	55.7%	57.8%		56.8%

(Dollars in Millions)	June 30, 2004
			Dex Media,
			Inc.,
	Dex Media	Dex Media	Eliminations	Dex Media, Inc.
	East	West	& Other	Consolidated
Net income (loss)	$5.2	$3.6	($12.9)	($4.1)
Income tax provision (benefit)	3.4	2.4	(8.1)	(2.3)
Interest expense — net	44.1	52.5	21.0	117.6
Depreciation & amortization	3.1	4.3	—	7.4
Amortization of intangibles	45.3	57.8	—	103.1

EBITDA*	101.1	120.6	—	221.7
Effects of purchase accounting:
Revenue	—	15.4	—	15.4
Cost of revenue	—	(3.3)	—	(3.3)

EBITDA*, adjusted to exclude the effects of purchase accounting	101.1	132.7	—	233.8

Other adjustments:
Advisory fees to Sponsors	0.5	0.5	—	1.0
Accrued severance costs	—	—	0.1	0.1

EBITDA, as adjusted*	$101.6	$133.2	$0.1	$234.9

Revenue	$179.8	$216.9	—	$396.7
Effects of purchase accounting	—	15.4	—	15.4

Revenue, adjusted to exclude the effects of purchase accounting	$179.8	$232.3	$—	$412.1

EBITDA, as adjusted*, margin	56.5%	57.3%		57.0%

Page 18 of 19	DEX MEDIA SECOND QUARTER 2005 RESULTS
Schedule 9
Dex Media, Inc. and Subsidiaries
EBITDA* Reconciliation
Six Months Ended

(Dollars in Millions)	June 30, 2005
			Dex Media,
			Inc.,
	Dex Media	Dex Media	Eliminations	Dex Media, Inc.
	East	West	& Other	Consolidated
Net income (loss)	$27.2	$35.1	($28.4)	$33.9
Income tax provision (benefit)	17.4	22.5	(17.9)	22.0
Interest expense — net	73.9	103.7	44.3	221.9
Depreciation & amortization	5.7	8.5	(0.1)	14.1
Amortization of intangibles	76.8	96.0	0.1	172.9

EBITDA*	201.0	265.8	(2.0)	464.8
Other adjustments:
Advisory fees to Sponsors	—	—	—	—
Accrued severance costs	1.5	2.1	—	3.6

EBITDA, as adjusted*	202.5	267.9	(2.0)	468.4

Revenue	$359.4	$465.8	$—	$825.2

EBITDA*, margin	56.3%	57.5%		56.8%

(Dollars in Millions)	June 30, 2004
			Dex Media,
			Inc.,
	Dex Media	Dex Media	Eliminations	Dex Media, Inc.
	East	West	& Other	Consolidated
Net income (loss)	$7.0	$3.0	($24.6)	($14.6)
Income tax provision (benefit)	4.7	2.0	(15.7)	(9.0)
Interest expense — net	94.2	107.6	40.1	241.9
Depreciation & amortization	5.6	8.1	—	13.7
Amortization of intangibles	90.6	115.7	(0.1)	206.2

EBITDA*	202.1	236.4	(0.3)	438.2
Effects of purchase accounting:
Revenue	—	38.1	—	38.1
Cost of revenue	—	(9.7)	—	(9.7)

EBITDA*, adjusted to exclude the effects of purchase accounting	202.1	264.8	(0.3)	466.6
Other adjustments:
Advisory fees to Sponsors	1.0	1.0	—	2.0
Accrued severance costs	0.2	0.1	0.1	0.4

EBITDA, as adjusted*	$203.3	$265.9	$(0.2)	$469.0

Revenue	$360.6	$424.3	—	$784.9
Effects of purchase accounting	—	38.1	—	38.1

Revenue, adjusted to exclude the effects of purchase accounting	$360.6	$462.4	$—	$823.0

EBITDA, as adjusted*, margin	56.4%	57.5%		57.0%

Page 19 of 19	DEX MEDIA SECOND QUARTER 2005 RESULTS
Schedule 10
Dex Media, Inc. and Subsidiaries
2004-2005 Revenue Break-down by Channel
Consolidated Results, As Adjusted
(Dollars in Millions)

	2005
	Q1	Q2	YTD
Revenue
Local directory services	$341.0	$339.2	$680.2
National directory services	58.2	58.2	116.4
Qwest advertising	4.1	4.3	8.4
Other revenue[1]	8.4	11.9	20.2

Total revenue	$411.7	$413.5	$825.2

	2004
	Q1	Q2	Q3	Q4	Full Year
Revenue
Local directory services	$337.5	$339.9	$343.1	$342.3	$1,362.8
National directory services	57.7	57.2	56.3	56.8	228.1
Qwest advertising	6.6	6.2	5.6	5.1	23.5
Other revenue[1]	9.1	8.7	8.3	8.5	34.6

Total revenue	$410.9	$412.1	$413.3	$412.7	$1,648.9

[1]	Other revenue is primarily comprised of Internet-related products, direct marketing lists and the sale of Dex directories and other publishers’ directories outside of the normal delivery schedule.